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EXHIBIT  23.1



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
FastComm Communications Corporation



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) dated July 14, 2000, relating to the financial statements of FastComm Communications Corporation appearing in the Company's Annual Report on Form 10-K for the year ended April 30, 2000, and our report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) dated May 22, 2000, relating to the financial statements of Cronus Communications, Inc. appearing in the Company's Form 8-K, as amended, filed on June 14, 2000.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus.


                                               /s/ BDO Seidman, LLP



Washington, D.C.
October 27, 2000